UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 9, 2007
Commission file number 1-11625
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
Term Loan Agreement

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On April 9, 2007, Pentair, Inc. (“Pentair”) entered into a $250 million 364-day Term Loan Agreement (the “Facility”) with Bank of America, N.A., and JPMorgan Chase Bank, N.A. Each lender will make $125 million available to Pentair under the Facility. No funds have been borrowed at this time under the Facility, but Pentair anticipates it will use these funds in part to pay the cash purchase price of the Porous Media acquisition, scheduled to close in April or May 2007. The Porous Media acquisition was announced on March 6, 2007. The balance of the funds, if drawn, will be used for other corporate purposes.
A form copy of the Facility is attached hereto as Exhibit 99.1
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Shell Company Transactions Not applicable

(d)	Exhibits
     The following exhibits are provided as part of the information filed under Item 2.03 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Form of Term Loan Agreement for $250 million among Pentair, Inc., Bank of America, N. A. and JPMorgan Chase Bank, N. A. dated April 9, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 9, 2007.

PENTAIR, INC. Registrant
By /s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer (Chief Accounting Officer)

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated April 9, 2007

Exhibit
Number	Description
99.1	Form of Term Loan Agreement for $250 million among Pentair, Inc., Bank of America, N. A. and JPMorgan Chase Bank, N. A. dated April 9, 2007.